UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2026

AMYLYX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41199	46-4600503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Cambridge Parkway, Suite 6W Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 682-0917

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMLX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On March 24, 2026, Amylyx Pharmaceuticals, Inc. (the “Company”) updated its corporate presentation for use in meetings with investors, analysts and others from time to time. Changes reflect the completion of enrollment in the Phase 3 LUCIDITY trial, an addition to the exploratory analysis of the Phase 2 PREVENT study previously presented at the ENDO 2025 Annual Meeting, and the completion of enrollment for Cohort 2 in the Phase 1 LUMINA trial. A copy of the presentation is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Corporate Presentation, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLYX PHARMACEUTICALS, INC.

Date: March 24, 2026	By:	/s/ James M. Frates
James M. Frates
Chief Financial Officer